Exhibit 3.222

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “NOV HOLDINGS, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTIETH DAY OF DECEMBER, A.D. 2006, AT 3:51 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “NOV HOLDINGS, LLC”.

4272333 8100H 111141964	/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 9120098 DATE: 10–27–11

State of Delaware Secretary of State Division of Corporations Delivered 03:51 PM 12/20/2006 FILED 03:51 PM 12/20/2006 SRV 061170301 – 4272333 FILE

CERTIFICATE OF FORMATION

OF

NOV HOLDINGS, LLC

Under Section 18-201 of the

Delaware Limited Liability Company Act

FIRST: The name of the limited liability company is NOV Holdings, LLC (the “Company”).

SECOND: The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.

THIRD: The name and address of the registered agent for service process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of December 20, 2006.

By:	/s/ Rebecca Hurley
	Name:	Rebecca Hurley
	Title:	Authorized Person